Exhibit 4.2

SUITE 900 - 390 BAY STREET, TORONTO, ONTARIO, CANADA M5H 2Y2

Telephone (416) 362-5135        Fax (416) 362-5763

May 9, 2008

Board of Directors of Eldorado Gold Corporation

United States Securities and Exchange Commission

I consent to:

1.                                     The incorporation by reference in the Offer and Circular of Eldorado Gold Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the reports titled:

a.                                     “Estimation of Resources, Kisladag Project, Turkey” dated October 1999;

b.                                    Addendum to October1999 Report titled “Estimation of Resources, Kisladag Project” dated May 15, 2000; and

c.                                     “Update of Resources, Kisladag Project, Usak, Turkey” dated October 2000 and amended November 2000 and January 2001.

2.                                     The information that forms the summary of the Reports and the description of certain mineral resource estimates and other information pertaining to the Kisladag Project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 9th day of May 2008

/s/ G. H. Giroux
G. H. Giroux, P.Eng. MASc.	[SEAL]
Senior Associate Micon International